Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rigetti Computing, Inc.

Berkeley, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-265516) of Rigetti Computing, Inc. of our report dated March 27, 2023, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Spokane, Washington

March 27, 2023